As filed with the Securities and Exchange Commission on July 24, 2012
Registration No. 333-161054

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
____________________
ALIGN TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)
____________________

Delaware	94-3267295
(State of Incorporation)	(I.R.S. Employer Identification No.)
2560 Orchard Parkway
San Jose, CA 95131
(Address of Principal Executive Offices)
____________________
Employee Stock Purchase Plan
(Full Titles of the Plans)
____________________
Kenneth B. Arola
Chief Financial Officer
Align Technology, Inc.
2560 Orchard Parkway
San Jose, CA 95131
(408) 470-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:

Chris Fennell, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300	Roger E. George Vice President, Corporate and Legal Affairs and General Counsel Align Technology, Inc. 2560 Orchard Parkway San Jose, CA 95131 (408) 470-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

Align Technology, Inc., a Delaware corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 5, 2009 (Registration No. 333-161054) (the “Registration Statement”). The Registration Statement registered 3,000,000 shares of the Company's common stock (the “Shares”) for issuance, offer or sale pursuant to the Company's 2001 Employee Stock Purchase Plan (the “2001 ESPP”).

In May 2010, the stockholders of the Company approved the 2010 Employee Stock Purchase Plan which replaced the 2001 ESPP. No further Shares will be issued under the 2001 ESPP. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement by deregistering all Shares that were registered but unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Registration Statement No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 24th day of July, 2012.

ALIGN TECHNOLOGY, INC.

By: /s/ Thomas M. Prescott
Thomas M. Prescott
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE

	/s/ Thomas M. Prescott	President and Chief Executive Officer (Principal Executive Officer)	July 24, 2012
Thomas M. Prescott

	*	Director	July 24, 2012
David E. Collins

	*	Director	July 24, 2012
Joseph Lacob

	*	Director	July 24, 2012
C. Raymond Larkin

Director
George J. Morrow

Director
David C. Nagel

	*	Director	July 24, 2012
Greg J. Santora

	*	Director	July 24, 2012
Warren S. Thaler

*By:	/s/ Thomas M. Prescott		July 24, 2012
Thomas M. Prescott
as Attorney-in-fact